Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of ATP Oil & Gas Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that the foregoing Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2003:

1) fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fairly represents, in all material respects, the financial condition and the results of operations of the Company.

Date: May 15, 2003	By:	/s/ T. Paul Bulmahn
T. Paul Bulmahn Chairman, Chief Executive Officer and President

Date: May 15, 2003	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr. Senior Vice President and Chief Financial Officer